	James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
	R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
	William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
	Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
	William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
	David W. Kington	Diane M. Bell	Anne L.B. Kober
	R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
	Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
	Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
	R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
	Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
	John C. Fiddick	D. Lawrence Munn, 8	R. Glen Boswall
	Hannelie G. Stockenstrom, 12	Bonnie S. Elster	Virgil Z. Hlus, 4
	Samantha Ip	Jonathan L.S. Hodes, 1, 5	William L. Macdonald, 8
	Aaron B. Singer	L.K. Larry Yen, 10	Peter M. Tolensky
	Thea L. Koshman, 1	Tony Fogarassy	Allyson L. Baker, 3
	Warren G. Brazier, 4	Amy A. Mortimore	Veronica P. Franco
	Krista Prockiw	Brent C. Clark	Jane Glanville
	C. Michelle Tribe	Richard T. Weiland	Adam I. Zasada
	Andrea M. East	Cam McTavish	Steve Veitch
	Lisa D. Hobman	Valerie S. Dixon	Jonathan C. Lotz
	Dianne D. Rideout	Tasha L. Coulter	David J. Fenrich
	Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
	Marta C. Davidson	Sarah W. Jones	Michal Jaworski
	Shauna K. Towriss	R. Brad Kielmann	Kyle M. Wilson
Our File No. 30332-0001 / CW1104177.2	Jonathan R. Pavlich

Associate Counsel: Michael J. Roman Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

September 11, 2007	Canada	United States	International
	1 Alberta	4 California	11 Hong Kong
Legend Marketing, Corp. 873 East 14th Street Vancouver, BC V7L 2P5 Canada	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
7 Florida
8 New York
9 Virginia
10 Washington

Dear Sirs:

Re:	Legend Marketing, Corp. - Registration Statement on Form
SB-2 filed March 12, 2007

          We have acted as special counsel to Legend Marketing, Corp. (the "Company"), a Nevada corporation, in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 3,775,000 shares of the Company's common stock, as further described in the Registration Statement filed on March 12, 2007.

In connection with this opinion, we have examined the following documents:

(a)	Corporate Charter and Articles of Incorporation the Company;

(b)	By-Laws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement; and

(e)	The Prospectus/Information Statement (the "Prospectus") constituting a part of the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

          We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

          Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that those of the Registered Shares to which the Registration Statement and Prospectus relate that have been issued prior to the date of the Registration Statement were duly and validly authorized and issued, as fully paid and non-assessable common shares in the capital of the Company.

          This opinion letter is opining upon and is limited to the current federal laws of the United States and Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

CLARK WILSON LLP

/s/ Clark Wilson LLP